                                                                   EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" included in the Joint Proxy Statement/Prospectus of ALLTEL Corporation and 360 Communications Company and the related Registration Statement (Form S-4 No. 333-xxxxx) and to the incorporation by reference therein of our report dated March 6, 1998, with respect to the consolidated financial statements and
schedule of 360   Communications Company included in its Annual Report
(Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Chicago, Illinois
May 6, 1998